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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549


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                                    FORM 8-K



                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report: (Date of earliest event reported): October 31, 1995



                                  Rhodes, Inc.
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             (Exact name of registrant as specified in its charter)


          Georgia                       1-9308                  58-0536190
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(State or other jurisdiction   (Commission File Number)      (IRS Employer
of Incorporation)                                            Identification No.)

       4370 Peachtree Road, N.E.                                    30319
            Atlanta, Georgia                                     ----------
----------------------------------------                         (Zip Code)
(Address of principal executive offices)




       Registrant's telephone number, including area code: (404) 264-4600




                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On October 31, 1995, Rhodes, Inc., a Georgia corporation ("Rhodes"), acquired certain of the assets and assumed certain leases and certain liabilities related to certain employee benefits of Weberg Enterprises, Incorporated ("Weberg"). The acquisition was consummated pursuant to an Asset Purchase Agreement between Weberg, John P. Weberg and Rhodes dated October 2, 1995, as amended by the First Amendment thereto dated October 31, 1995, and was accounted for as a purchase. The assets acquired consisted of the inventory, leasehold improvements, office equipment and miscellaneous assets, which are utilized in the operation of 21 retail furniture stores and 2 distribution centers operated under the name "Weberg Furniture" in the states of Colorado, Texas and Illinois. Rhodes also acquired the rights to use the name "Weberg" in connection with its continuing operation of the retail furniture business acquired. Rhodes assumed Weberg's obligations under leases on 11 of the store locations and entered into leases or subleases from affiliates of Weberg for 12 stores and distribution center locations.

         The aggregate purchase price for the Weberg acquisition was approximately $31.4 million, subject to post-closing adjustment based upon the net book value of the purchased assets on Weberg's balance sheet as of October 31, 1995. The Weberg acquisition was financed principally with borrowings under a credit agreement (the "Credit Agreement") dated as of October 27, 1995 by and among Rhodes, Wachovia Bank of Georgia, N.A. and Shawmut Capital Corporation and Rhodes' existing revolving credit facility with Wachovia Bank of Georgia, N.A. The loan proceeds remaining after the payment of the purchase price were used to pay for expenses incurred in connection with the acquisition and for general corporate purposes. The principal balance of the loans made under the Credit Agreement plus any accrued but unpaid interest on such loans is due and payable on February 28, 1996. Rhodes anticipates, however, that it will be able to enter into a new credit facility, borrowings under which will be used to finance the Weberg acquisition, other acquisitions and for general corporate purposes. The aggregate purchase price paid in the Weberg acquisition was determined through arm's length negotiations between representatives of Rhodes and Weberg.

         Neither Rhodes nor any of its affiliates had, nor to the knowledge of Rhodes did any director or officer of Rhodes or any associate of any such director or officer have, any material relationship with Weberg prior to the acquisition.

         Rhodes currently intends to use the purchased assets in connection with its continuing operation of the furniture store and distribution center locations acquired from Weberg as retail furniture stores operated initially under the name "Weberg".

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Financial Statements of Business Acquired.

                 The financial statements required by this Item 7(a) are not currently available. Such financial statements will be filed as soon as practicable and in no event later than 60 days after the date of this Current Report.

         (b)     Pro Forma Financial Information.

                 The pro forma financial information required by this Item 7(b) is not currently available. Such pro forma financial information will be filed as soon as practicable and in no event later than 60 days after the date of this Current Report.


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(c)      Exhibits.

         2.1 Asset Purchase Agreement between Weberg Enterprises, Incorporated, John P. Weberg and Rhodes, Inc. dated October
                 2, 1995, as amended by the First Amendment thereto dated October 31, 1995. The Attachments and Schedules which are referenced in the Asset Purchase Agreement are hereby incorporated by reference. Such Attachments and Schedules have been omitted for purposes of this filing, but will be furnished to the Commission supplementally upon request.

         4.1 Credit Agreement dated as of October 27, 1995 by and among Rhodes, Inc., Wachovia Bank of Georgia, N.A. and Shawmut Capital Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                RHODES, INC.
                                Registrant


Date: November 15, 1995         By: /s/ Joel H. Duqan
                                    ---------------------------------
                                    Joel H. Dugan
                                    Senior Vice President, Finance and
                                    Administration and Chief Financial Officer




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                               INDEX TO EXHIBITS


EXHIBIT NUMBER AND DESCRIPTION                                             PAGE
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2.1      Asset Purchase Agreement between Weberg Enterprises,
         Incorporated, John P. Weberg and Rhodes, Inc.
         dated October 2, 1995, as amended by the First Amendment
         thereto dated October 31, 1995 . . . . . . . . . . . . . . . . .    6

4.1      Credit Agreement dated as of October 27, 1995 by and
         among Rhodes, Inc., Wachovia Bank of Georgia, N.A. and
         Shawmut Capital Corporation  . . . . . . . . . . . . . . . . . .   26



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